EXHIBIT 10.7

CONSULTING AGREEMENT

This Agreement is made and entered into as of the ___ day of April 2008 by and between Syed Idris Husain (“Consultant”) and American Business Holdings, Inc. (the “Company”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.           Purpose: The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render consulting advice to the Company relating to transitioning the Company from its current business of manufacturing bags for packaging agricultural products to owning and operating fitness centers upon the terms and conditions set forth herein.

    2.           Term:  This Agreement shall be effective for the period of six (6) months beginning on the date first written above.

    3.           Duties of Consultant: During the term of this Agreement, Consultant shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement.  It is understood and acknowledged by the parties that the value of Consultant’s advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, and Consultant shall be obligated to spend a sufficient amount of time in so doing, the Consultant shall not be required to provide any advice that is reasonably determined to be beyond his knowledge and not easily ascertainable.

    4.           Compensation:  In consideration for the services rendered by Consultant to the Company pursuant to this Agreement, the Company upon mutual agreement between the Company and the Consultant based on the contemplated services to be provided by Consultant, agrees to pay Consultant the sum of $300,000 (the “Compensation”).  All of the Compensation shall be paid upon the execution of this agreement.

    5.           Liability of Consultant:  The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant’s engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the company make any public references to Consultant, or use Consultant’s name in any annual reports or any other reports or releases of the Company without Consultant’s prior written consent.  Consultant’s maximum liability shall not exceed the cash compensation received from the Company.

6.           Consultant’s Services to Others:  The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others.  Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering such advice to others.

7.           Reimbursement of Expert Expenses:   The Company shall reimburse Consultant for reasonable fees and disbursements of any experts and consultants retained by Consultant in connection with this Agreement, subject to such retention and fees and disbursements being approved prior thereto in writing by the Company.

8.           Company Information:

a.           The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company.  The Company acknowledges and agrees that in performing its services under this engagement, Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.  The Company agrees to notify Consultant in writing via overnight courier, facsimile or e-mail of any material event and/or change within twenty-four hours of its occurrence.

b.           Except as contemplated by the terms hereof or as required by applicable law, Consultant shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as the Consultant, in his judgment, determines have a need to know.

9.           Consultant an Independent Contractor:  Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof.  It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

10.           Termination: Either party at anytime with thirty (30) days prior written notice may terminate this Agreement.

11.           Miscellaneous:

a. This Agreement between the Company and Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

b. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:	American Business Holdings, Inc.

No. 194, Guogeli Street
Nangang District
Harbin China, 150001

If to Consultant, to:	Syed Idris Husain
1223 Wilshire Boulevard
Suite 851
Santa Monica, California 90403

c. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

d. This Agreement may be executed in any number of counterparts, each of whom together shall constitute one and the same original document.

e. No provision of this Agreement may be amended, modified or waived, except in writing and signed by all of the parties hereto.

f. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles.  The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 11(b) hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

CONSULTANT

By:           _______________________________
Name: Syed Idris Husain

AMERICAN BUSINESS HOLDINGS, INC.

By:           ________________________________
Name:
Title:

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